PROSPECTUS dated March 29, 1995                  Pricing Supplement No. 31
PROSPECTUS SUPPLEMENT                            to Registration No. 33-57833
Dated March 29, 1995                             January 19, 1996
                                                 Rule 424(b)(3)



                         MORGAN STANLEY GROUP INC.
                       MEDIUM - TERM NOTES, SERIES C


Floating Rate Notes Due More Than 9 Months From Date of Issue

Principal Amount:               $300,000,000               Annual Redemption Percentage
                                                           Reduction:                       N/A

Maturity Date:                  January 25, 1999           Interest Payment Dates:          The third Wednesday of January,
                                                                                            April, July and October

Interest Rate Basis:             _____CD Rate               Interest Payment Dates:          The third Wednesday of January,
                                                                                             April, July and October
                                 _____Commercial Paper
                                      Rate                  Interest Payment Period:         Quarterly

                                 _____Federal Funds Rate

                                   X  LIBOR                 Interest Reset Period:           Quarterly
                                 _____

                                  _____Prime Rate

                                  _____Treasury Rate         Interest Determination           Two London Banking Days prior
                                                             Dates:                           to the Interest Reset Date

                                  _____Other                 Settlement Date:                 January 24, 1996
                                                             (Original Issue Date)

Applicability of Modified
Banking Day Convention:           Yes                        Ranking:                        Senior

Index Maturity:                   3-Month
                                                             Calculation Agent:              Chemical Bank

Spread:                           +0.22%
                                                             Book Entry Note or Certified:   Book Entry

Spread Multiplier:                N/A
                                                             Reporting Service:              Telerate 3750
Maximum Interest Rate:            N/A
                                                             Alternative Rate Event Spread:  N/A
Minimum Interest Rate:            N/A
                                                             Put/Call Date:                  N/A
Initial Repayment Date:           N/A
                                                             Put/Call Price:                 N/A
Initial Repayment
Percentage Reduction:             N/A
                                                            Put/Call Modification:          N/A
Interest Accrual Date:            January 24, 1996
                                                            Initial Interest Reset Date:    April 17, 1996

Initial Interest Rate:            To be determined on       Initial Redemption Percentage:  N/A
                                  January 24, 1996

Initial Redemption Date:          N/A

 Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.


                           MORGAN STANLEY & CO.
                               Incorporated